SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 31, 1998
                                                  -----------------

                          SPECIALTY CARE NETWORK, INC.
                 -----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)

         Delaware                     0-22019                 62-1623449
----------------------------  ------------------------     -------------------
(State or Other Jurisdiction  (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                     Identification No.)

                         44 Union Boulevard, Suite 600
                              Lakewood, Colorado                   80228
                   ----------------------------------------      ----------
                   (Address of Principal Executive Offices)      (Zip Code)

Registrant's telephone number, including area code: (303) 716-0041
                                                    --------------

Item 2.  Acquisition or Disposition of Assets

Effective December 31, 1998, Specialty Care Network, Inc. (the "Company") entered into transactions with four of its affiliated practices, Orlin & Cohen Orthopedic Associates, LLP; Greater Chesapeake Orthopaedic Associates, LLC; Vero Orthopaedics II, P.A.; and Medical Rehabilitation Specialists, II, P.A collectively, (the "Agreements"). Under the terms of the Agreements, the Company sold to each of the practices the accounts receivable, fixed assets and certain other assets relating to the respective practices. In addition, the Company amended and restated its existing 40-year service agreements with the practices and their physicians. Generally, the service agreements have been restated as short-term Management Services Agreements, under which the Company will provide substantially reduced services to the practices as compared with the former service agreements. The practices will pay significantly reduced service fees under the Management Services Agreements, which will terminate on various dates between November 2001 and March 2003.

In connection with the sale of assets and amendment and restatement of the service agreements, the Company is being paid approximately $8.5 million (including approximately $1.6 million in prepayment of fees payable under the Management Services Agreements by two of the practices), 2,124,959 shares of the Company's common stock and the cancellation of a note payable by the Company to one of the practices in the principal amount of $5,454,439. The cash payable to the Company is evidenced by promissory notes that are payable in full on or before January 31, 1999. The cash consideration is subject to adjustment based on the calculation, as of December 31, 1998, of the tangible book value of the assets purchased by the practices. In addition, the Company has agreed to adjust the consideration paid by three of the practices if it closes a similar transaction with an affiliated practice prior to December 31, 1999, on financial terms that are materially more favorable to such practice than the terms agreed upon by the three practices. Based on preliminary figures, the Company estimates that it will record a loss, net of estimated tax benefits, on the sale of assets and amendment and restatement of the service agreements of approximately $7.8 million, primarily due to the write-off of the net book value of the long-term service agreements.

The Company intends to use the cash proceeds of these transactions to reduce the principal amount payable under its bank credit facility. As a result of the cash payment and cancellation of its note previously payable to one of the practices, the Company will reduce its indebtedness by approximately $14 million.

This report contains forward-looking statements, including statements concerning the pay down of amounts under the Company's credit facility. Other risks and uncertainties are detailed in the Company's most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Pro Forma Financial Information (unaudited)

              Unaudited Pro Forma Consolidated Financial Statements
                Of Specialty Care Network, Inc. and Subsidiaries

Basis of Presentation

The following unaudited pro forma consolidated financial statements give effect to the sale of assets and amendment and restatement of the service agreements by the Company under the terms of the Agreements. The pro forma consolidated financial statements have been prepared by the Company based upon the historical financial statements of Specialty Care Network, Inc. and subsidiaries and certain preliminary estimates and assumptions deemed appropriate by management of the Company. These pro forma consolidated financial statements may not be indicative of actual results if the transactions had occurred on the dates indicated or which may be realized in the future. Neither expected benefits nor cost reductions anticipated by the Company following consummation of the Agreements have been reflected in the pro forma consolidated financial statements. The pro forma balance sheet as of September 30, 1998 gives effect to the Agreements as if such transactions had occurred, and the related amended and restated service agreements were executed, on September 30, 1998. The pro forma consolidated statement of income for the nine months ended September 30, 1998 assumes the Agreements were executed on January 1, 1998. The pro forma consolidated statement of income for the year ended December 31, 1997 assumes the Agreements were executed on January 1, 1997, except for the agreement with Orlin & Cohen Associates, LLC, ("OCOA"). OCOA initially affiliated with the Company in March 1998; and therefore no historical or pro forma activity is shown related to OCOA for the year ended December 31, 1997.

The following unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements of the Company, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as well as the historical consolidated financial statements of the Company, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

            Unaudited Pro Forma Consolidated Financial Statements of
                  Specialty Care Network, Inc. and Subsidiaries
                             Pro Forma Balance Sheet
                               September 30, 1998


                                       Specialty Care                           Pro Forma
                                        Network, Inc.      Pro Forma           Adjustment
                                      and Subsidiaries    Adjustments            Legend      Pro Forma
                                      ----------------    -----------          ----------    ---------
Cash and cash equivalents              $     369,119    $        --                       $     369,119
Accts receivable, net                     35,801,184       (8,629,767)              (1)      27,171,417
Prepaid expenses and other                 1,877,863         (203,702)              (1)       1,674,161
Loans to physician stockholders              693,940         (258,914)              (1)         435,026
                                       -------------    -------------                     -------------
        Total current assets              38,742,106       (9,092,383)                       29,649,723

Property and equipment, net               11,304,861         (844,731)              (1)      10,460,130
Intangible assets, net                     2,180,232              --                          2,180,232
Management service agreements, net       114,647,029      (19,675,422)              (2)      94,971,607
Advances to affiliates                     1,606,938             --                           1,606,938
Other assets                               2,508,599             --                           2,508,599
                                       -------------    -------------                     -------------
        Total assets                   $ 170,989,765    $ (29,612,536)                      141,377,229
                                       =============    =============                     =============

Current portion - capital
  lease obligations                    $      94,148             (700)              (1)   $      93,448
Accounts payable                             359,239         (255,209)              (1)         104,030
Accrued personnel costs                    1,863,914         (397,458)              (1)       1,466,456
Accrued expenses                           3,194,914          (39,662)              (1)       3,155,252
Income taxes payable                          89,784        2,620,512               (3)       2,710,296
Due to affiliated
  physician practices                      4,735,305       (1,095,214)              (1)       3,640,091
Deferred taxes                             1,280,047             --                           1,280,047
                                       -------------    -------------                     -------------
        Total current liabilities         11,617,351          832,269                        12,449,620

Long term portion - capital
  lease obligations                          881,118           (1,199)              (1)         879,919
Deferred income                                 --          1,578,500               (4)       1,578,500
Convertible note payable                   5,454,439       (5,454,439)              (5)            --
Line of credit                            48,225,000       (8,538,266)              (5)      39,686,734
Deferred income taxes                     30,969,549       (8,066,923)              (3)      22,902,626
                                       -------------    -------------                     -------------
        Total liabilities                 97,147,457      (19,650,058)                       77,497,399

Common stock                                  18,619             --                              18,619
Treasury stock                            (1,307,474)      (2,124,959)              (6)      (3,432,433)
Additional paid-in capital                66,963,833             --                          66,963,833
Retained earnings                          8,167,330       (7,837,519)              (7)         329,811
                                       -------------    -------------                     -------------
        Total equity                      73,842,308       (9,962,478)                       63,879,830

        Total liabilities and equity   $ 170,989,765    $ (29,612,536)                    $ 141,377,229
                                       =============    =============                     =============


See accompanying notes to unaudited pro forma consolidated financial statements.

            Unaudited Pro Forma Consolidated Financial Statements of
                  Specialty Care Network, Inc. and Subsidiaries
                   Pro Forma Consolidated Statement of Income


                      Nine months ended September 30, 1998

                                                         Specialty Care                                Pro Forma
                                                          Network, Inc.            Pro Forma          Adjustment
                                                        and Subsidiaries          Adjustments           Legend        Pro forma
                                                        ----------------         -------------        -----------   ------------
Revenues:
       Service fees                                        $ 55,963,990          $ (8,408,703)           (8)        $ 47,555,287
       Other                                                  3,147,500              (570,618)           (8)           2,576,882
                                                           ------------          ------------                       ------------
                                                             59,111,490            (8,979,321)                        50,132,169

Costs and expenses:
       Clinic expenses                                       39,857,918            (6,526,230)           (9)          33,331,688
       General and administrative
         expenses                                             9,977,359              (370,024)          (10)           9,607,335
                                                           -------------           ----------                        -----------
                                                             49,835,277            (6,896,254)                        42,939,023

Income (loss) from operations                                 9,276,213            (2,083,067)                         7,193,146
Other:                                                                                     --                                 --
       Interest income                                          141,355                    --                            141,355
       Interest expense                                      (2,698,668)              584,620           (11)          (2,114,048)
                                                           ------------          ------------                       ------------
Income (loss) before income taxes                             6,718,900            (1,498,447)                         5,220,453
Income tax (expense) benefit                                 (2,650,585)              599,379           (12)          (2,051,206)
Net income (loss)                                          $  4,068,315          $   (899,068)                      $  3,169,247
                                                           ============          ============                       ============
Net income per common share (basic)                        $       0.22                                             $       0.20
                                                           ============                                             ============
Weighted average number of common
       shares used in computation (basic)                    18,117,349                                               15,992,390
                                                           ============                                             ============
Net income per common share (diluted)                      $       0.22                                             $       0.19
                                                           ============                                             ============
Weighted average number of common shares
       and common share equivalents used in
       computation (diluted)                                 18,489,022                                               16,364,063
                                                           ============                                             ============



See accompanying notes to unaudited pro forma consolidated financial statements.

            Unaudited Pro Forma Consolidated Financial Statements of
                  Specialty Care Network, Inc. and Subsidiaries
                   Pro Forma Consolidated Statement of Income

                          Year ended December 31, 1997


                                                    Specialty Care                                Pro Forma
                                                     Network, Inc.         Pro Forma              Adjustment
                                                   and Subsidiaries       Adjustments               Legend         Pro forma
                                                   ----------------      ------------             ----------      ------------
Revenues:
       Service fees                                 $ 45,966,531         $ (5,672,430)                 (8)        $ 40,294,101
       Other                                           3,689,390             (253,665)                 (8)           3,435,725
                                                    ------------         ------------                             ------------
                                                      49,655,921           (5,926,095)                              43,729,826

Costs and expenses:
       Clinic expenses                                31,644,618           (3,690,563)                 (9)          27,954,055
       General and administrative expenses             7,861,015              (79,308)                (10)           7,781,707
                                                    ------------         ------------                             ------------
                                                      39,505,633           (3,769,871)                              35,735,762

Income (loss) from operations                         10,150,288           (2,156,224)                               7,994,064
Other:
       Interest income                                   536,180                   --                                  536,180
       Interest expense                                 (942,144)             293,656                 (11)            (648,488)
                                                    ------------         ------------                             ------------
Income (loss) before income taxes                      9,744,324           (1,862,568)                               7,881,756
Income tax (expense) benefit                          (3,873,926)             745,027                 (12)          (3,128,899)
Net income (loss)                                   $  5,870,398         $ (1,117,541)                            $  4,752,857
                                                    ============         ============                             ============

Net income per common share (basic)                 $       0.38                                                  $       0.34
                                                    ============                                                  ============
Weighted average number of common
       shares used in computation (basic)             15,559,368                                                    13,893,971
                                                    ============                                                  ============
Net income per common share (diluted)               $       0.37                                                  $       0.33
                                                    ============                                                  ============
Weighted average number of common shares
       and common share equivalents used in
       computation (diluted)                          16,071,153                                                  $ 14,405,756
                                                    ============                                                  ============

See accompanying notes to unaudited pro forma consolidated financial statements.

              Unaudited Pro Forma Consolidated Financial Statements
                Of Specialty Care Network, Inc. and Subsidiaries
              Notes to Pro Forma Consolidated Financial Statements

Pro Forma Balance Sheet Adjustments

1. Represents the book value of the assets purchased and liabilities assumed by four of the Company's affiliated practices pursuant to the terms and conditions of the Agreements.

2. Reflects the write-off of the net book value of the management service agreements for the four affiliated practices who were party to the Agreements.

3. Reflects the resulting current income taxes payable and resulting income tax effects of temporary differences related to the sale of assets and amendment and restatement of the service agreements.

4. Reflects the prepayment by two of the practices, of fees payable under the service agreements that have been amended and restated as Management Service Agreements. Service fee revenue will be recognized over the terms of the underlying amended and restated Management Service Agreements.

5. Represents the reduction in principal amount payable under the Company's bank credit facility for the amount of cash received in connection with the sale of assets and amendment and restatement of the service agreements, as well as the cancellation of a note payable to one of the practices.

6. Reflects the Company's common stock received in connection with the sale of assets and amendment and restatement of the service agreements.

7. Represents the loss on the sale of assets and amendment and restatement of the service agreements.

Pro Forma Consolidated Statements of Income Adjustments

8. Reflects the following adjustments to service fees and other revenue:




                                                                           Nine Months
                                                  Year ended                  ended
                                                 December 31,              September 30,
                                                     1997                      1998
                                                 ------------              -------------
(i)  Elimination of service fees and
     other revenue under long-term service
     agreements (including clinic
     expense reimbursement)                       ($6,904,696)             ($10,650,772)

(ii) Recognition of service fees based
     on amended and restated service
     agreements                                       978,601                 1,671,451
                                                  -----------              ------------
                                                  ($5,926,095)               (8,979,321)


9. Represents the elimination of clinic expenses for the four affiliated practices who were party to the Agreements.

10. Reflects the reduction in amortization of service agreements resulting from the write-off of the net book value of the management service agreements for the four affiliated practices who were party to the Agreements.

11. Represents the decrease in interest expense due to the repayment of debt with the cash proceeds received from the sale of assets and amendment and restatement of service agreements.

12. Reflects an adjustment for the provision for income taxes using a combined federal and state effective rate of 40%.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           SPECIALTY CARE NETWORK, INC.
                                                     (Registrant)

                                           By: _______________________________
                                               D. Paul Davis
                                               Senior Vice President of
                                               Finance/Chief Financial Officer


Dated: January 15, 1999